Exhibit 99.1

ESSEX

PROPERTY TRUST, INC.

FIRST QUARTER 2021

Earnings Release & Supplemental Financial Information

PINNACLE AT MACARTHUR PLACE
253 Apartment Homes
Santa Ana, CA

INVESTOR RELATIONS
Rylan Burns
VP of Finance & Investor Relations
(650) 655-7800

ESSEX PROPERTY TRUST, INC.
1100 Park Place, Suite 200
San Mateo, CA 94403

Essex Announces First Quarter 2021 Results

San Mateo, California—April 27, 2021—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its first quarter 2021 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the quarter ended March 31, 2021 are detailed below.

	Three Months Ended March 31,		%
	2021	2020	Change
Per Diluted Share
Net Income	$2.59	$4.76	-45.6%
Total FFO	$3.23	$3.44	-6.1%
Core FFO	$3.07	$3.48	-11.8%

First Quarter 2021 Highlights:

•
Reported Net Income per diluted share for the first quarter of 2021 of $2.59, compared to $4.76 in the first quarter of 2020. The decrease is largely attributable to a gain on remeasurement of co-investments recorded in the first quarter of 2020.

•	Core FFO per diluted share declined by 11.8% compared to the first quarter of 2020.

•
Same-property gross revenues and net operating income (“NOI”) declined by 8.1% and 12.3%, respectively, compared to the first quarter of 2020. The decline in same-property gross revenues and NOI is primarily attributed to lower scheduled rents and higher cash concessions compared to the prior-year period.

•
On a sequential basis, both same-property gross revenues and NOI improved by 0.1% compared to the fourth quarter of 2020. The improvement is largely attributed to lower cash concessions and delinquency compared to the fourth quarter of 2020.

•	Increased the annual dividend by $0.05 to an annual distribution of $8.36 per common share, the Company’s 27th consecutive annual increase.

•	Disposed of three apartment communities during the quarter for a total contract price of $275.5 million.

•
Issued $450.0 million of 7-year senior unsecured notes due in 2028 at an interest rate per annum of 1.70% and an effective yield of 1.79%. The Company has less than $200.0 million of debt maturing through the end of 2022.

•	Reaffirmed full-year guidance for Core FFO, same-property gross revenues, expenses, and NOI.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

“We are pleased with our first quarter results which exceeded the midpoint of our initial guidance. Although the West Coast markets are still in the early stages of an economic recovery, we are cautiously optimistic that declining COVID cases and widespread vaccinations will provide a foundation for a long economic expansion. Encouragingly, the large tech employers in our markets have accelerated hiring and are beginning to reopen their offices which should improve apartment demand, consistent with our expectations at the beginning of the year,” commented Michael J. Schall, President and CEO of the Company.

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended March 31, 2021 compared to the quarter ended March 31, 2020, and the sequential percentage change for the quarter ended March 31, 2021 compared to the quarter ended December 31, 2020, by submarket for the Company:

	Q1 2021 vs. Q1 2020	Q1 2021 vs. Q4 2020	% of Total
	Gross Revenues	Gross Revenues	Q1 2021 Revenues
Southern California
Los Angeles County	-10.3%	2.8%	18.4%
Orange County	-2.9%	0.6%	11.3%
San Diego County	-2.0%	0.1%	8.8%
Ventura County	-0.1%	1.8%	4.2%
Total Southern California	-5.8%	1.5%	42.7%
Northern California
Santa Clara County	-10.5%	-0.4%	18.3%
Alameda County	-10.5%	0.2%	6.7%
San Mateo County	-14.3%	-2.4%	5.1%
Contra Costa County	-5.0%	-0.4%	5.8%
San Francisco	-18.2%	-1.3%	3.0%
Total Northern California	-10.9%	-0.6%	38.9%
Seattle Metro	-7.0%	-1.6%	18.4%
Same-Property Portfolio	-8.1%	0.1%	100.0%

The table below illustrates the components that drove the change in same-property revenue on a year-over-year basis for the first quarter of 2021.

Same-Property Revenue Components	$ Amount (in Millions)	% Contribution to Growth/(Decline)
Q1 2020 Same-Property Revenues	$345.7
Scheduled Rents	-11.1	-3.2%
Delinquencies	-5.5	-1.6%
Cash Concessions	-10.4	-3.0%
Vacancy	0.1	0.0%
Other Income	-1.0	-0.3%
Q1 2021 Same-Property Revenues/Change	$317.8	-8.1%

	Year-Over-Year Change
	Q1 2021 compared to Q1 2020
	Gross Revenues	Operating Expenses	NOI
Southern California	-5.8%	0.3%	-8.2%
Northern California	-10.9%	4.5%	-16.2%
Seattle Metro	-7.0%	6.6%	-12.7%
Same-Property Portfolio	-8.1%	3.1%	-12.3%

	Sequential Change
	Q1 2021 compared to Q4 2020
	Gross Revenues	Operating Expenses	NOI
Southern California	1.5%	-0.7%	2.5%
Northern California	-0.6%	-0.5%	-0.7%
Seattle Metro	-1.6%	3.6%	-4.1%
Same-Property Portfolio	0.1%	0.2%	0.1%

	Financial Occupancies
	Quarter Ended
	3/31/2021	12/31/2020	3/31/2020
Southern California	96.7%	96.8%	96.6%
Northern California	96.6%	96.5%	96.9%
Seattle Metro	96.6%	95.8%	96.8%
Same-Property Portfolio	96.7%	96.5%	96.7%

Investment Activity

Dispositions

In the first quarter of 2021, the Company sold three apartment communities containing 636 apartment homes, two located in Southern California and one in Northern California, for a total contract price of $275.5 million. In total, the Company recognized a $100.1 million gain on sale in the first quarter, which has been excluded from Total and Core FFO.

Other Investments

In the first quarter of 2021, the Company originated a preferred equity investment totaling $20.0 million for the development of a multifamily project located in Washington. The investment has an initial preferred return of 10.0% and matures in 2026.

In the first quarter of 2021, the Company received cash proceeds of $120.2 million from the full redemption of two preferred equity investments. The Company recorded $3.5 million of income from prepayment penalties as a result of an early redemption, which has been excluded from Core FFO.

Development Activity

During the first quarter of 2021 the Company’s development located in San Francisco, 500 Folsom, reached stabilization.

The table below represents the development communities in lease-up and the current leasing status as of April 23, 2021.

Project Name	Location	Total Apartment Homes	ESS Ownership	% Leased as of 04/23/21	Status
Mylo	Santa Clara, CA	476	100%	88.2%	In Lease-Up
Patina at Midtown	San Jose, CA	269	50%	72.1%	In Lease-Up
Wallace on Sunset	Hollywood, CA	200	100%	17.0%	In Lease-Up
Total/Average % Leased		945		68.5%

Liquidity and Balance Sheet

Common Stock

In the first quarter of 2021, the Company repurchased 40,000 shares of its common stock totaling $9.2 million, including commissions, at an average price of $229.30 per share. As of April 23, 2021, the Company has $214.5 million of purchase authority remaining under the stock repurchase plan.

The Company did not issue any shares of common stock through its equity distribution program in the first quarter of 2021.

Balance Sheet

In February 2021, the Company issued $450.0 million of 7-year senior unsecured notes due in 2028 at an interest rate per annum of 1.70% and an effective yield of 1.79%. The proceeds were used to repay the Company’s $200.0 million unsecured term loan due in 2021 and the majority of its $350.0 million unsecured term loan due in 2022.

As of April 23, 2021, the Company has approximately $1.4 billion in liquidity via undrawn capacity on its unsecured credit facilities, cash, and marketable securities.

Guidance

For the first quarter of 2021, the Company exceeded the midpoint of the guidance range provided in its fourth quarter 2020 earnings release for Core FFO by $0.04 per diluted share.

The following table provides a reconciliation of first quarter 2021 Core FFO per diluted share to the midpoint of the guidance provided in the Company’s fourth quarter 2020 earnings release.

Per Diluted Share
Projected midpoint of Core FFO per diluted share for Q1 2021	$3.03
NOI from consolidated communities	0.02
FFO from Co-Investments	0.01
Interest expense and other	0.01
Core FFO per diluted share for Q1 2021 reported	$3.07

For the second quarter of 2021, the Company has established a Core FFO guidance range per diluted share of $2.84 to $3.00. The midpoint of the Company’s second quarter Core FFO guidance range represents a $0.15 sequential decline, which is primarily attributable to the first quarter dispositions ($0.03), the early redemption of a $110 million preferred equity investment ($0.04), lower commercial income ($0.02), lower same-property NOI ($0.03) and higher G&A partially offset by other income ($0.03). The Company is reaffirming its full-year guidance ranges for same-property gross revenues, expenses, NOI, and Core FFO per diluted share as originally provided in its fourth quarter 2020 earnings release. Additional details regarding the Company’s 2021 Core FFO guidance range can be found on page S-14 of the Supplemental Financial Information.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Wednesday, April 28, 2021 at 11 a.m. PT (2 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the first quarter 2021 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13717988. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Upcoming Events

The Company is scheduled to participate in the National Association of Real Estate Investment Trusts (“NAREIT”) Institutional Investor Forum held virtually from June 8 – 10, 2021. The Company’s President and Chief Executive Officer, Michael J. Schall, will present at the conference on June 8, 2021 at 2:15 p.m. ET. To attend the presentation, registration to NAREIT REITWeek is required. The link to register can be accessed on the Investors section of the Company’s website at www.essex.com. A copy of any materials provided by the Company at the conference will also be made available on the Investors section of the Company’s website.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 244 apartment communities comprising approximately 60,000 apartment homes with an additional 5 properties in various stages of active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO RECONCILIATION

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three months ended March 31, 2021 and 2020 (dollars in thousands, except for share and per share amounts):

	Three Months Ended March 31,
Funds from Operations attributable to common stockholders and unitholders	2021	2020
Net income available to common stockholders	$168,444	$315,006
Adjustments:
Depreciation and amortization	128,587	131,559
Gains not included in FFO	(100,096)	(234,694)
Depreciation and amortization from unconsolidated co-investments	14,729	12,544
Noncontrolling interest related to Operating Partnership units	5,947	10,986
Depreciation attributable to third party ownership and other	(129)	(134)
Funds from Operations attributable to common stockholders and unitholders	$217,482	$235,267
FFO per share – diluted	$3.23	$3.44
Expensed acquisition and investment related costs	$15	$87
Deferred tax expense on unrealized gain on unconsolidated co-investment(1)	508	-
(Gain) loss on sale of marketable securities	(2,611)	13
Unrealized (gains) losses on marketable securities	(6,276)	8,696
Provision for credit losses	38	(50)
Equity (income) loss from non-core co-investment(2)	(1,627)	110
Loss (gain) on early retirement of debt, net	2,517	(321)
Loss on early retirement of debt from unconsolidated co-investment	3	-
Co-investment promote income	-	(6,455)
Income from early redemption of preferred equity investments	(3,513)	(210)
General and administrative and other, net	257	820
Insurance reimbursements, legal settlements, and other, net	(182)	43
Core Funds from Operations attributable to common stockholders and unitholders	$206,611	$238,000
Core FFO per share – diluted	$3.07	$3.48
Weighted average number of shares outstanding diluted (3)	67,272,839	68,359,698

(1)	Represents deferred tax expense related to net unrealized gains on technology co-investments.
(2)	Represents the Company’s share of co-investment income from technology co-investments.
(3)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended March 31,
	2021	2020
Earnings from operations	$197,381	$130,837
Adjustments:
Corporate-level property management expenses	8,947	8,759
Depreciation and amortization	128,587	131,559
Management and other fees from affiliates	(2,249)	(2,617)
General and administrative	9,812	13,982
Expensed acquisition and investment related costs	15	87
Gain on sale of real estate and land	(100,096)	-
NOI	242,397	282,607
Less: Non-same property NOI	(22,416)	(31,834)
Same-Property NOI	$219,981	$250,773

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s expectations related to the continued impact of the COVID-19 pandemic on the Company’s business, financial condition and results of operations and the impact of any additional measures taken to mitigate the impact of the pandemic, the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code of 1986, as amended, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from such economic conditions, including as a result of the COVID-19 pandemic and governmental measures intended to prevent its spread, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information.

While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the continued impact of the COVID-19 pandemic, which remains inherently uncertain as to duration and severity, and any additional governmental measures taken to limit its spread and other potential future outbreaks of infectious diseases or other health concerns could continue to adversely affect the Company’s business and its tenants, and cause a significant downturn in general economic conditions, the real estate industry, and the markets in which the Company's communities are located; the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities market; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; the Company’s inability to maintain our investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports that the Company files with the SEC from time to time. Additionally, the risks, uncertainties and other factors set forth above or otherwise referred to in the reports that the Company has filed with the SEC may be further amplified by the global impact of the COVID-19 pandemic. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-18.1 through S-18.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information.  The supplemental financial information is available on the Company's website at www.essex.com.

Contact Information
Rylan Burns
Vice President of Finance & Investor Relations
(650) 655-7800
rburns@essex.com

10

Q1 2021 Supplemental
Table of Contents

Page(s)
Consolidated Operating Results	S-1 – S-2

Consolidated Funds From Operations	S-3

Consolidated Balance Sheets	S-4

Debt Summary – March 31, 2021	S-5

Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios – March 31, 2021	S-6

Portfolio Summary by County – March 31, 2021	S-7

Operating Income by Quarter – March 31, 2021	S-8

Same-Property Revenue Results by County – Quarters ended March 31, 2021 and 2020, and December 31, 2020	S-9

Same-Property Operating Expenses – Quarter ended as of March 31, 2021 and 2020	S-10

Development Pipeline –March 31, 2021	S-11

Capital Expenditures – March 31, 2021	S-12

Co-investments and Preferred Equity Investments – March 31, 2021	S-13

Assumptions for 2021 FFO Guidance Range	S-14

Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-14.1

Summary of Apartment Community Acquisitions and Dispositions Activity	S-15

Delinquencies, Operating Statistics, and Same-Property Revenue Growth with Concessions on a GAAP basis	S-16

2021 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions	S-17

Recent Apartment Demand Growth in Essex Markets is Being Fueled by Higher Job Postings and New Back-to-Office Announcements	S-17.1

Reconciliations of Non-GAAP Financial Measures and Other Terms	S-18.1 – S-18.4

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Consolidated Operating Results	Three Months Ended
(Dollars in thousands, except share and per share amounts)	March 31,
	2021	2020

Revenues:
Rental and other property	$352,876	$389,750
Management and other fees from affiliates	2,249	2,617
	355,125	392,367

Expenses:
Property operating	110,479	107,143
Corporate-level property management expenses	8,947	8,759
Depreciation and amortization	128,587	131,559
General and administrative	9,812	13,982
Expensed acquisition and investment related costs	15	87
	257,840	261,530
Gain on sale of real estate and land	100,096	-
Earnings from operations	197,381	130,837
Interest expense, net (1)	(48,805)	(53,163)
Interest and other income (loss)	14,387	(5,221)
Equity income from co-investments	17,011	21,297
Deferred tax expense on unrealized gain on unconsolidated co-investment	(508)	-
(Loss) gain on early retirement of debt, net	(2,517)	321
Gain on remeasurement of co-investment	-	234,694
Net income	176,949	328,765
Net income attributable to noncontrolling interest	(8,505)	(13,759)
Net income available to common stockholders	$168,444	$315,006

Net income per share - basic	$2.59	$4.77

Shares used in income per share - basic	64,989,620	66,043,831

Net income per share - diluted	$2.59	$4.76

Shares used in income per share - diluted	65,114,933	66,195,415

(1)	Refer to page S-18.2, the section titled “Interest Expense, Net” for additional information.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T,  I N C.
Consolidated Operating Results	Three Months Ended
Selected Line Item Detail	March 31,
(Dollars in thousands)	2021	2020

Rental and other property
Rental income	$347,305	$383,498
Other property	5,571	6,252
Rental and other property	$352,876	$389,750

Property operating expenses
Real estate taxes	$45,328	$43,012
Administrative	22,263	22,757
Maintenance and repairs	22,087	21,871
Utilities	20,801	19,503
Property operating expenses	$110,479	$107,143

Interest and other income (loss)
Marketable securities and other income	$5,356	$3,481
Gain (loss) on sale of marketable securities	2,611	(13)
Provision for credit losses	(38)	50
Unrealized gains (losses) on marketable securities	6,276	(8,696)
Insurance reimbursements, legal settlements, and other, net	182	(43)
Interest and other income (loss)	$14,387	$(5,221)

Equity income from co-investments
Equity (loss) income from co-investments	$(1,311)	$3,063
Income from preferred equity investments	13,185	11,679
Equity income (loss) from non-core co-investment	1,627	(110)
Loss on early retirement of debt from unconsolidated co-investment	(3)	-
Co-investment promote income	-	6,455
Income from early redemption of preferred equity investments	3,513	210
Equity income from co-investments	$17,011	$21,297

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$5,947	$10,986
DownREIT limited partners’ distributions	2,124	2,136
Third-party ownership interest	434	637
Noncontrolling interest	$8,505	$13,759

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T,  I N C.
Consolidated Funds From Operations (1)	Three Months Ended
(Dollars in thousands, except share and per share amounts and in footnotes)	March 31,
	2021	2020	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$168,444	$315,006
Adjustments:
Depreciation and amortization	128,587	131,559
Gains not included in FFO	(100,096)	(234,694)
Depreciation and amortization from unconsolidated co-investments	14,729	12,544
Noncontrolling interest related to Operating Partnership units	5,947	10,986
Depreciation attributable to third party ownership and other (2)	(129)	(134)
Funds from operations attributable to common stockholders and unitholders	$217,482	$235,267
FFO per share-diluted	$3.23	$3.44	-6.1%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$15	$87
Deferred tax expense on unrealized gain on unconsolidated co-investment (3)	508	-
(Gain) loss on sale of marketable securities	(2,611)	13
Unrealized (gains) losses on marketable securities	(6,276)	8,696
Provision for credit losses	38	(50)
Equity (income) loss from non-core co-investment (4)	(1,627)	110
Loss (gain) on early retirement of debt, net	2,517	(321)
Loss on early retirement of debt from unconsolidated co-investment	3	-
Co-investment promote income	-	(6,455)
Income from early redemption of preferred equity investments	(3,513)	(210)
General and administrative and other, net	257	820
Insurance reimbursements, legal settlements, and other, net	(182)	43
Core funds from operations attributable to common stockholders and unitholders	$206,611	$238,000
Core FFO per share-diluted	$3.07	$3.48	-11.8%

Weighted average number of shares outstanding diluted (5)	67,272,839	68,359,698

(1)	Refer to page S-18.2, the section titled “Funds from Operations (“FFO”) and Core FFO” for additional information on the Company’s definition and use of FFO and Core FFO.
(2)	The Company consolidates certain co-investments. The noncontrolling interest’s share of net operating income in these investments for the three months ended March 31, 2021 was $0.8 million.
(3)	Represents deferred tax expense related to net unrealized gains on technology co-investments.
(4)	Represents the Company’s share of co-investment income from technology co-investments.
(5)
Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Consolidated Balance Sheets
(Dollars in thousands)
	March 31, 2021	December 31, 2020

Real Estate:
Land and land improvements	$2,902,401	$2,929,009
Buildings and improvements	12,075,518	12,132,736
	14,977,919	15,061,745
Less: accumulated depreciation	(4,259,148)	(4,133,959)
	10,718,771	10,927,786
Real estate under development	404,496	386,047
Co-investments	962,625	1,018,010
Real estate held for sale	-	57,938
	12,085,892	12,389,781
Cash and cash equivalents, including restricted cash	113,360	84,041
Marketable securities	165,265	147,768
Notes and other receivables	266,896	195,104
Operating lease right-of-use assets	71,347	72,143
Prepaid expenses and other assets	87,444	47,340
Total assets	$12,790,204	$12,936,177

Unsecured debt, net	$5,454,290	$5,607,985
Mortgage notes payable, net	642,419	643,550
Operating lease liabilities	73,201	74,037
Other liabilities	373,041	395,174
Total liabilities	6,542,951	6,720,746
Redeemable noncontrolling interest	36,322	32,239
Equity:
Common stock	6	6
Additional paid-in capital	6,864,185	6,876,326
Distributions in excess of accumulated earnings	(828,625)	(861,193)
Accumulated other comprehensive loss, net	(10,390)	(14,729)
Total stockholders’ equity	6,025,176	6,000,410
Noncontrolling interest	185,755	182,782
Total equity	6,210,931	6,183,192
Total liabilities and equity	$12,790,204	$12,936,177

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Debt Summary - March 31, 2021
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:
	Balance Outstanding				Unsecured	Secured	Total	Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
		Interest Rate	Maturity in Years
Unsecured Debt, net
Bonds private - fixed rate	$50,000	4.4%	0.4	2021	$50,000	$2,644	$52,644	4.4%	0.9%
Bonds public - fixed rate	5,350,000	3.3%	9.0	2022	100,000	43,188	143,188	1.9%	2.3%
Term loan (1)	100,000	1.1%	0.9	2023	600,000	2,945	602,945	3.7%	9.8%
Unamortized net discounts and debt issuance costs	(45,710)	-	-	2024	400,000	3,109	403,109	4.0%	6.6%
	5,454,290	3.3%	8.7	2025	500,000	133,054	633,054	3.5%	10.3%
Mortgage Notes Payable, net				2026	450,000	99,405	549,405	3.5%	8.9%
Fixed rate - secured	415,665	3.5%	5.1	2027	350,000	153,955	503,955	3.3%	8.2%
Variable rate - secured (2)	224,904	0.9%	16.9	2028	450,000	68,332	518,332	2.2%	8.4%
Unamortized premiums and debt issuance costs, net	1,850	-	-	2029	500,000	1,456	501,456	4.1%	8.2%
Total mortgage notes payable	642,419	2.6%	9.2	2030	550,000	1,592	551,592	3.1%	9.0%
				2031	300,000	1,740	301,740	1.8%	4.9%
Unsecured Lines of Credit				Thereafter	1,250,000	129,149	1,379,149	2.9%	22.5%
Line of credit (3)	-	1.0%		Subtotal	5,500,000	640,569	6,140,569	3.2%	100.0%
Line of credit (4)	-	1.0%		Debt Issuance Costs	(33,743)	(1,689)	(35,432)	NA	NA
Total lines of credit	-	1.0%		(Discounts)/Premiums	(11,967)	3,539	(8,428)	NA	NA
				Total	$5,454,290	$642,419	$6,096,709	3.2%	100.0%
Total debt, net	$6,096,709	3.2%	8.8

Capitalized interest for the three months ended March 31, 2021 was approximately $2.1 million.

(1)	$100.0 million of the unsecured term loan has a variable interest rate of LIBOR plus 0.95%.
(2)	$224.9 million of variable rate debt is tax exempt to the note holders.
(3)
This unsecured line of credit facility has a capacity of $1.2 billion, with a scheduled maturity date in December 2023 with one 18-month extension, exercisable at the Company’s option. The underlying interest rate on this line is based on a tiered rate structure tied to the Company’s corporate ratings and is currently at LIBOR plus 0.825%.

(4)
This unsecured line of credit facility has a capacity $35.0 million, with a scheduled maturity date in February 2023. The underlying interest rate on this line is based on a tiered rate structure tied to the Company’s corporate ratings and is currently at LIBOR plus 0.825%.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - March 31, 2021
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,096,709
				Debt to Total Assets:	36%	< 65%
Common stock and potentially dilutive securities
Common stock outstanding			64,999
Limited partnership units (1)			2,252
Options-treasury method			45	Secured Debt to Total Assets:	4%	< 40%
Total shares of common stock and potentially dilutive securities			67,296

Common stock price per share as of March 31, 2021			$271.84
				Interest Coverage:	472%	> 150%
Total equity capitalization			$18,293,745

Total market capitalization			$24,390,454	Unsecured Debt Ratio (2):	274%	> 150%

Ratio of debt to total market capitalization			25.0%
				Selected Credit Ratios (3)	Actual
Credit Ratings
Rating Agency	Rating	Outlook		Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	6.5
Moody’s	Baa1	Stable
Standard & Poor’s	BBB+	Stable		Unencumbered NOI to Adjusted Total NOI:	94%

(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock.
(1) Refer to page S-18.4 for additional information on the Company’s Public Bond Covenants.
(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
(3) Refer to pages S-18.1 to S-18.4, the section titled “Reconciliations of Non-GAAP Financial Measures and Other Terms” for additional information on the Company’s Selected Credit Ratios.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T,  I N C.
Portfolio Summary by County as of March 31, 2021
	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)
Region - County	Consolidated (3)	Unconsolidated Co-investments (4)	Apartment Homes in Development (5)	Total	Consolidated	Unconsolidated Co-investments (6)	Total (7)	Consolidated	Unconsolidated Co-investments (6)	Total (7)

Southern California
Los Angeles County	8,982	1,563	200	10,745	$2,415	$2,150	$2,393	16.9%	14.8%	16.7%
Orange County	5,439	1,149	-	6,588	2,239	1,987	2,215	10.7%	11.9%	10.8%
San Diego County	4,824	616	264	5,704	2,012	1,881	2,004	8.7%	5.9%	8.5%
Ventura County and Other	2,876	693	-	3,569	1,870	2,242	1,913	5.2%	8.8%	5.4%
Total Southern California	22,121	4,021	464	26,606	2,213	2,081	2,202	41.5%	41.4%	41.4%

Northern California
Santa Clara County (8)	8,749	1,506	-	10,255	2,703	2,710	2,704	20.3%	16.4%	20.0%
Alameda County	3,959	1,309	-	5,268	2,455	2,391	2,446	8.1%	15.8%	8.7%
San Mateo County	2,454	195	107	2,756	2,882	3,456	2,904	5.7%	2.7%	5.5%
Contra Costa County	2,619	-	-	2,619	2,447	-	2,447	5.5%	0.0%	5.1%
San Francisco	1,342	537	-	1,879	2,768	3,139	2,830	2.7%	5.3%	2.9%
Total Northern California	19,123	3,547	107	22,777	2,644	2,694	2,649	42.3%	40.2%	42.2%

Seattle Metro	10,218	1,890	-	12,108	1,886	1,864	1,884	16.2%	18.4%	16.4%

Total	51,462	9,458	571	61,491	$2,308	$2,263	$2,304	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) for the quarter ended March 31, 2021, divided by the number of apartment homes as of March 31, 2021.

(2)	Represents the percentage of actual NOI for the quarter ended March 31, 2021. See the section titled “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” on page S-18.3.
(3)	Includes one community consisting of 476 apartment homes that is producing partial income due to lease-up.
(4)	Includes one community consisting of 269 apartment homes that is producing partial income due to lease-up.
(5)	Includes development communities with no rental income.
(6)	Co-investment amounts weighted for Company’s pro rata share.
(7)	At Company’s pro rata share.
(8)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Operating Income by Quarter (1)
(Dollars in thousands)
	Apartment Homes	Q1 ‘21	Q4 ‘20	Q3 ‘20	Q2 ‘20	Q1 ‘20

Rental and other property revenues:
Same-property	47,090	$317,806	$317,472	$316,639	$324,654	$345,652
Acquisitions (2)	1,823	13,673	13,924	14,237	13,696	12,558
Development (3)	968	6,930	6,094	5,461	4,420	4,075
Redevelopment	620	4,590	4,280	4,277	5,096	5,401
Non-residential/other, net (4)	961	13,246	13,867	13,119	17,308	22,064
Straight-line rent concessions (5)	-	(3,369)	4,150	14,731	2,975	-
Total rental and other property revenues	51,462	352,876	359,787	368,464	368,149	389,750

Property operating expenses:
Same-property		97,825	97,613	98,878	96,456	94,879
Acquisitions (2)		4,614	4,476	4,454	4,578	3,642
Development (3)		2,687	2,438	1,977	1,445	1,447
Redevelopment		1,774	1,845	2,049	1,752	1,663
Non-residential/other, net (4) (6)		3,579	4,354	5,037	5,905	5,512
Total property operating expenses		110,479	110,726	112,395	110,136	107,143

Net operating income (NOI):
Same-property		219,981	219,859	217,761	228,198	250,773
Acquisitions (2)		9,059	9,448	9,783	9,118	8,916
Development (3)		4,243	3,656	3,484	2,975	2,628
Redevelopment		2,816	2,435	2,228	3,344	3,738
Non-residential/other, net (4)		9,667	9,513	8,082	11,403	16,552
Straight-line rent concessions (5)		(3,369)	4,150	14,731	2,975	-
Total NOI		$242,397	$249,061	$256,069	$258,013	$282,607

Same-property metrics
Operating margin		69%	69%	69%	70%	73%
Annualized turnover (7)		40%	46%	58%	46%	39%
Financial occupancy (8)		96.7%	96.5%	96.0%	94.9%	96.7%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2020.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2020.
(4)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, student housing, properties undergoing significant construction activities that do not meet our redevelopment criteria and three communities located in the California counties of Riverside, Santa Barbara, and Santa Cruz, which the Company does not consider its core markets.

(5)	Same-property revenues reflect concessions on a cash basis. Total Rental and Other Property Revenues reflect concessions on a straight-line basis in accordance with U.S. GAAP.
(6)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(7)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(8)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Same-Property Revenue Results by County - First Quarter 2021 vs. First Quarter 2020 and Fourth Quarter 2020
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q1 ‘21 % of Actual NOI	Q1 ‘21	Q1 ‘20	% Change	Q1 ‘21	Q1 ‘20	% Change	Q1 ‘21	Q1 ‘20	% Change	Q4 ‘20	% Change

Southern California
Los Angeles County	8,526	17.6%	$2,422	$2,489	-2.7%	96.1%	96.4%	-0.3%	$58,325	$65,000	-10.3%	$56,733	2.8%
Orange County	5,439	11.7%	2,239	2,236	0.1%	97.1%	96.4%	0.7%	36,024	37,081	-2.9%	35,809	0.6%
San Diego County	4,582	9.1%	2,007	1,988	1.0%	97.1%	97.2%	-0.1%	27,818	28,381	-2.0%	27,804	0.1%
Ventura County	2,253	4.5%	1,908	1,887	1.1%	98.0%	97.0%	1.0%	13,294	13,312	-0.1%	13,064	1.8%
Total Southern California	20,800	42.9%	2,227	2,247	-0.9%	96.7%	96.6%	0.1%	135,461	143,774	-5.8%	133,410	1.5%

Northern California
Santa Clara County	7,408	19.3%	2,690	2,858	-5.9%	97.0%	97.2%	-0.2%	58,299	65,144	-10.5%	58,506	-0.4%
Alameda County	2,954	6.7%	2,483	2,612	-4.9%	96.6%	96.3%	0.3%	21,316	23,818	-10.5%	21,282	0.2%
San Mateo County	1,962	5.1%	2,855	3,128	-8.7%	95.4%	96.7%	-1.3%	16,283	19,001	-14.3%	16,676	-2.4%
Contra Costa County	2,570	5.9%	2,404	2,447	-1.8%	97.4%	96.8%	0.6%	18,433	19,404	-5.0%	18,506	-0.4%
San Francisco	1,178	2.5%	2,691	3,159	-14.8%	95.3%	96.4%	-1.1%	9,381	11,467	-18.2%	9,502	-1.3%
Total Northern California	16,072	39.5%	2,626	2,802	-6.3%	96.6%	96.9%	-0.3%	123,712	138,834	-10.9%	124,472	-0.6%

Seattle Metro	10,218	17.6%	1,886	1,932	-2.4%	96.6%	96.8%	-0.2%	58,633	63,044	-7.0%	59,590	-1.6%

Total Same-Property	47,090	100.0%	$2,289	$2,368	-3.3%	96.7%	96.7%	0.0%	$317,806	$345,652	-8.1%	$317,472	0.1%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Same-Property Operating Expenses - Quarter to Date as of March 31, 2021 and 2020
(Dollars in thousands)

	Based on 47,090 apartment homes
	Q1 ‘21	Q1 ‘20	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$38,953	$37,052	5.1%	39.8%
Maintenance and repairs	19,790	19,518	1.4%	20.2%
Administrative	15,604	16,563	-5.8%	16.0%
Utilities	18,329	17,131	7.0%	18.7%
Insurance and other	5,149	4,615	11.6%	5.3%
Total same-property operating expenses	$97,825	$94,879	3.1%	100.0%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Development Pipeline - March 31, 2021
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name	Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	Average % Occupied	% Leased as of 3/31/21 (3)	% Leased as of 4/23/21 (3)	Construction Start	Initial Occupancy	Stabilized Operations
Development Projects - Consolidated (4)
Station Park Green - Phase IV	San Mateo, CA	100%	107	-	$79	$15	$94	$94	$879	0%	0%	0%	Q3 2019	Q4 2021	Q2 2022
Mylo (5)	Santa Clara, CA	100%	476	-	214	12	226	226	475	81%	85%	88%	Q3 2016	Q3 2019	Q2 2021
Wallace on Sunset (6)	Hollywood, CA	100%	200	4,700	101	15	116	116	550	0%	12%	17%	Q4 2017	Q2 2021	Q4 2021
Total Development Projects - Consolidated			783	4,700	394	42	436	436	549

Land Held for Future Development - Consolidated
Other Projects	Various	100%			21	-	21	21
Total Development Pipeline - Consolidated			783	4,700	415	42	457	457

Development Projects - Joint Venture (4)
Patina at Midtown	San Jose, CA	50%	269	-	136	12	148	74	550	64%	68%	72%	Q3 2017	Q3 2020	Q2 2021
Scripps Mesa Apartments (7)	San Diego, CA	51%	264	2,000	20	82	102	52	383	0%	0%	0%	Q3 2020	Q4 2022	Q3 2023
Total Development Projects - Joint Venture			533	2,000	156	94	250	126	$467

Grand Total - Development Pipeline			1,316	6,700	$571	$136	$707	583
Essex Cost Incurred to Date - Pro Rata								(493)
Essex Remaining Commitment								$90

(1)	The Company’s share of the estimated total cost of the project.
(2)	Net of the estimated allocation to the retail component of the project.
(3)	Calculations are based on multifamily operations only.
(4)
For the first quarter of 2021, the Company’s cost includes $2.1 million of capitalized interest, $1.5 million of capitalized overhead and zero of development fees (such development fees reduced G&A expenses).

(5)	Cost incurred to date does not include a deduction of $4.7 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset.
(6)
Cost incurred to date does not include a deduction of $6.3 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset and is net of cost incurred on the adjacent theatre at the property.

(7)	Cost incurred to date and estimated total cost are net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Capital Expenditures - March 31, 2021 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q1 ‘21	Q4 ‘20	Q3 ‘20	Q2 ‘20	Trailing 4 Quarters
Same-property portfolio	$7,383	$5,612	$5,982	$7,647	$26,624
Non-same property portfolio	2,526	1,274	2,810	1,435	8,045
Total revenue generating capital expenditures	$9,909	$6,886	$8,792	$9,082	$34,669

Number of same-property interior renovations	320	246	414	491	1,471
Number of total consolidated interior renovations	364	394	485	574	1,817

Non-Revenue Generating Capital Expenditures (3)	Q1 ‘21	Q4 ‘20	Q3 ‘20	Q2 ‘20	Trailing 4 Quarters

Non-revenue generating capital expenditures (4)	$17,220	$18,614	$21,009	$16,559	$73,402
Average apartment homes in quarter	51,779	52,154	52,274	52,552	52,190
Capital expenditures per apartment homes in the quarter	$333	$357	$402	$315	$1,406

(1)	The Company incurred $2.9 million of capitalized overhead and approximately zero co-investment fees and capitalized interest related to redevelopment in Q1 2021.
(2)	Represents revenue generating or expense saving expenditures, such as full-scale redevelopments, interior unit turn renovations, enhanced amenities and certain resource management initiatives.
(3)	Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc.
(4)
Non-revenue generating capital expenditures does not include expenditures incurred due to changes in governmental regulations that the Company would not have incurred otherwise, costs related to the COVID-19 pandemic, retail, furniture and fixtures, and expenditures in which the Company expects to be reimbursed.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Co-investments and Preferred Equity Investments - March 31, 2021
(Dollars in thousands, except in footnotes)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate	Remaining Term of Debt (in Years)		Three Months Ended March 31, 2021

Operating and Other Non-Consolidated Joint Ventures									NOI
Wesco I, III, IV, and V	51%	5,310	$1,732,895	$1,056,377	$178,071	2.8%	3.2		$22,057
BEXAEW, BEX II, BEX III, BEX IV, and 500 Folsom	50%	3,228	1,295,674	551,831	294,737	2.6%	9.4	(2)	13,219
Other	47%	651	214,596	166,209	28,680	2.7%	2.7		2,884
Total Operating and Other Non-Consolidated Joint Ventures		9,189	$3,243,165	$1,774,417	$501,488	2.7%	5.1		$38,160
Pre-Development and Development Non-Consolidated Joint Ventures (1)	50%	533	155,950	149,242	22,237	1.7%	24.1	(3)	583
Total Non-Consolidated Joint Ventures		9,722	$3,399,115	$1,923,659	$523,725	2.7%	6.5		$38,743

									Essex Portion of NOI and Expenses
NOI									$20,044
Depreciation									(14,729)
Interest expense and other									(6,626)
Equity income from non-core co-investment									1,627
Loss on early retirement of debt from unconsolidated co-investment									(3)
Net income from operating and other co-investments									$313

						Weighted Average Preferred Return	Weighted Average Expected Term		Income from Preferred Equity Investments
Income from preferred equity investments									$13,185
Income from early redemption of preferred equity investments									3,513
Preferred Equity Investments (4)					$438,900	10.6%	2.3		$16,698

Total Co-investments					$962,625				$17,011

(1)	The Company has ownership interests in development co-investments, which are detailed on page S-11.
(2)	$132.0 million of the debt related to 500 Folsom is financed by tax exempt bonds with a maturity date of January 2052.
(3)	Scripps Mesa Apartments has $89.3 million of long-term tax-exempt bond debt that is subject to a total return swap that matures in 2025.
(4)	As of March 31, 2021, the Company has invested in 18 preferred equity investments.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T,  I N C.
Assumptions for 2021 FFO Guidance Range

The guidance projections below are based on current expectations and are forward-looking. The guidance on this page is given for Net Operating Income (“NOI”) and Total and Core FFO. See pages S-18.1 to S-18.4 for the definitions of non-GAAP financial measures and other terms.
Significant uncertainties remain surrounding the recovery from COVID, including vaccine distribution and eviction moratoriums, that are outside the Company’s control but could swing the full-year guidance in a variety of ways.
	Three Months Ended March 31,	2021 Full-Year Guidance Range
($’s in thousands, except per share data)	2021 (1)	Low End	High End	Comments About Guidance Revisions

Total NOI from Consolidated Communities - Excluding Straight-Line Rent Concessions	$245,766	$957,500	$994,500	Range of same-property NOI growth of -6.25% to -3.00%

Straight-Line Rent Concessions from Consolidated Communities	(3,369)	(6,000)	(16,000)

Accretion from Acquisitions/Dispositions/Preferred Equity	-	800	2,800

Management Fees	2,249	8,500	9,500

Interest Expense
Interest expense, before capitalized interest	(50,821)	(201,700)	(197,800)
Interest capitalized	2,016	4,500	6,500	Updated for timing of development spend
Net interest expense	(48,805)	(197,200)	(191,300)

Recurring Income and Expenses
Interest and other income	5,356	22,000	23,000
FFO from co-investments	26,603	108,800	114,400	Updated for timing of preferred equity redemptions
General and administrative	(9,555)	(49,500)	(51,500)
Corporate-level property management expenses	(8,947)	(35,100)	(36,100)
Non-controlling interest	(2,687)	(11,800)	(10,800)
Total recurring income and expenses	10,770	34,400	39,000

Non-Core Income and Expenses
Expensed acquisition and investment related costs	(15)	(15)	(15)
Deferred tax expense on unrealized gain on unconsolidated co-investments	(508)	(508)	(508)
Gain on sale of marketable securities	2,611	2,611	2,611
Unrealized gains on marketable securities	6,276	6,276	6,276
Provision for credit losses	(38)	(38)	(38)
Equity income from non-core co-investments	1,627	1,627	1,627
Loss on early retirement of debt, net	(2,517)	(2,517)	(2,517)
Loss on early retirement of debt from unconsolidated co-investment	(3)	(3)	(3)
Income from early redemption of preferred equity investments	3,513	3,513	3,513
General and administrative and other, net	(257)	(257)	(257)
Insurance reimbursements, legal settlements, and other, net	182	182	182
Total non-core income and expenses	10,871	10,871	10,871

Funds from Operations (2)	$217,482	$808,871	$849,371

Funds from Operations per diluted Share	$3.23	$12.02	$12.62

% Change - Funds from Operations	-6.1%	-6.0%	-1.2%

Core Funds from Operations (excludes non-core items)	$206,611	$798,000	$838,500

Core Funds from Operations per diluted Share	$3.07	$11.86	$12.46

% Change - Core Funds from Operations	-11.8%	-7.5%	-2.8%

EPS - Diluted	$2.59	$4.97	$5.57

Weighted average shares outstanding - FFO calculation	67,273	67,300	67,300

(1)	All non-core items are excluded from the 2021 actuals and included in the non-core income and expense section of the FFO reconciliation.

(2)
2021 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

With respect to the Company’s guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-14 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2021 Guidance Range (1)
	Three Months	2nd Quarter 2021		Full-Year 2021
	Ended March 31,
	2021	Low	High	Low	High
EPS - diluted	$2.59	$0.71	$0.87	$4.97	$5.57
Conversion from GAAP share count	(0.08)	(0.03)	(0.03)	(0.17)	(0.17)
Depreciation and amortization	2.13	2.13	2.13	8.53	8.53
Noncontrolling interest related to Operating Partnership units	0.08	0.03	0.03	0.18	0.18
Gain on sale of real estate	(1.49)	-	-	(1.49)	(1.49)
FFO per share - diluted	$3.23	$2.84	$3.00	$12.02	$12.62
Expensed acquisition and investment related costs	-	-	-	-	-
Deferred tax expense on unrealized gain on unconsolidated co-investments	0.01	-	-	0.01	0.01
Gain on sale of marketable securities	(0.04)	-	-	(0.04)	(0.04)
Unrealized gains on marketable securities	(0.09)	-	-	(0.09)	(0.09)
Provision for credit losses	-	-	-	-	-
Equity income from non-core co-investments	(0.03)	-	-	(0.03)	(0.03)
Loss on early retirement of debt, net	0.04	-	-	0.04	0.04
Loss on early retirement of debt from unconsolidated co-investment	-	-	-	-	-
Income from early redemption of preferred equity investments	(0.05)	-	-	(0.05)	(0.05)
General and administrative and other, net	-	-	-	-	-
Insurance reimbursements, legal settlements, and other, net	-	-	-	-	-
Core FFO per share - diluted	$3.07	$2.84	$3.00	$11.86	$12.46

(1)
2021 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-14.1

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity
Year to date as of March 31, 2021
(Dollars in thousands)

Acquisitions
Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Contract Price	Price per Apartment Home	Average Rent

Neither Essex nor its unconsolidated joint ventures acquired any apartment communities during the first quarter of 2021.

Dispositions
Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Sales Price	Price per Apartment Home

Hidden Valley	Simi Valley, CA	324	100%	EPLP	Feb-21	$105,000	$324
Park 20	San Mateo, CA	197	100%	EPLP	Feb-21	113,000	574
Axis 2300	Irvine, CA	115	100%	EPLP	Feb-21	57,500	500
	Q1 2021	636				$275,500	$433

	2021 Total	636				$275,500	$433

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Delinquencies, Operating Statistics, and Same-Property Revenue Growth with Concessions on a GAAP basis
(Dollars in millions, except in footnotes and per share amounts)

Delinquencies for First Quarter 2021	Same-Property	Non-Same Property and Co-investments	Total Operating Communities	Commercial	Total
Operating apartment community units	47,090	12,056	59,146	N/A	N/A

Cash delinquencies as % of scheduled rent	2.1%	2.2%	2.1%	N/A	N/A
Reported delinquencies as % of scheduled rent (1)	2.1%	2.2%	2.1%	N/A	N/A
Reported delinquencies in 1Q 2021 (2)(3)	$(6.7)	$(1.2)	$(7.9)	$(0.4)	$(8.3)
Reported delinquencies in 1Q 2020 (2)	$(1.3)	$(0.1)	$(1.4)	$(0.1)	$(1.5)

Impact to 1Q 2021 Core FFO per share	$(0.08)	$(0.02)	$(0.10)	$(0.00)	$(0.10)
Impact to Core FFO per share growth	-2.3%	-0.5%	-2.8%	-0.1%	-2.9%

(1)	Represents total residential portfolio delinquencies as a percentage of scheduled rent reflected in the financial statements for the three months ended March 31, 2021.
(2)	Co-investment delinquencies reported at the Company’s pro rata share.
(3)	Commercial delinquencies in 1Q 2021 includes a straight-line rent reserve of $0.1 million and includes co-investment amounts at the Company’s pro rata share.

Operating Statistics			Same-Property Revenue Growth with Concessions on a GAAP basis

Same-Property Portfolio (47,090 units)	April 2021 (1)	1Q 2021		1Q 2021	1Q 2020
Cash delinquencies as % of scheduled rent	2.7%	2.1%	Reported rental revenue (cash basis)	$317.8	$345.7
			Straight-line rent impact to rental revenue	(3.0)	-
New lease rates (2)	-8.2%	-9.7%	GAAP rental revenue	$314.8	$345.7
Renewal rates (3)	-3.0%	-2.4%
Blended rates	-6.4%	-6.2%	% change - cash rental revenue	-8.1%
			% change - GAAP rental revenue	-8.9%
Financial occupancy	96.7%	96.7%

(1)	Preliminary April 2021 estimate.
(2)	Represents % change on a net-effective basis, including the impact of leasing incentives.
(3)	Represents % change in similar term lease tradeouts, including the impact of leasing incentives.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC

Forecast Summary:

2021 GDP Growth = +4.3%

2021 U.S. job growth Q4/Q4 = +2.3%; Dec-21 unemployment rate = 5.3%

2021 Multifamily supply in ESS markets is roughly stable YoY

YoY economic rent growth turns positive the second half of the year after COVID anniversaries

Forecast Assumptions:

Re-opening pace remains COVID-dependent, with a challenging 1H21

New federal stimulus program passed in 1Q21

Vaccine pace accelerates during 1Q21, with herd immunity reached by 4Q21

No significant new regulatory restrictions

	Residential Supply (1)					Job Forecast (2)		Rent Forecast (3)
Market	New MF Supply	New SF Supply	Total Supply	% of MF Supply to MF Stock	% of Total Supply to Total Stock	Est. New Jobs	% Growth	Economic Rent Growth
Los Angeles	9,300	5,400	14,700	0.6%	0.4%	135,000	3.2%	-2.2%
Orange	2,100	3,200	5,300	0.5%	0.5%	47,000	3.0%	1.6%
San Diego	3,400	2,700	6,100	0.8%	0.5%	41,000	2.9%	2.0%
Ventura	300	100	400	0.5%	0.1%	8,000	2.7%	2.9%
So. Cal.	**15,100**	**11,400**	**26,500**	**0.6%**	**0.4%**	**231,000**	**3.1%**	**0.1%**
San Francisco	2,600	500	3,100	0.7%	0.5%	36,000	3.3%	-6.6%
Oakland	4,100	3,300	7,400	1.2%	0.7%	36,500	3.4%	-4.3%
San Jose	4,000	2,300	6,300	1.6%	0.9%	38,000	3.5%	-1.9%
No. Cal.	**10,700**	**6,100**	**16,800**	**1.1%**	**0.7%**	**110,500**	**3.4%**	**-3.6%**
Seattle	**7,800**	**6,000**	**13,800**	**1.6%**	**1.1%**	**55,000**	**3.3%**	**-2.8%**
Total/Weighted Avg. (4)	**33,600**	**23,500**	**57,100**	**0.9%**	**0.6%**	**396,500**	**3.2%**	**-1.9%**

All data are based on Essex Property Trust, Inc. forecasts.

(1) Residential Supply: Total supply includes the Company's estimate of multifamily deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Single-family estimates are based on trailing single-family permits. Multifamily estimates incorporate a methodological enhancement ("delay-adjusted supply") to reflect the anticipated impact of continued construction delays in Essex markets.

(2) Job Forecast: Refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q over 4Q, expressed as total new jobs and growth rates.

(3) Rent Forecast: The estimated rent growth represents the forecasted change in effective market rents for full year 2021 vs 2020 (TTM year-over-year average), and excludes submarkets not targeted by Essex.

(4) Weighted Average: Growth rates are weighted by scheduled rent in the Company's Portfolio.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional informationS-17.1  E S S E X P R O P E R T Y T R U S T, I N C                            Recent Apartment Demand Growth in Essex Markets is Being Fueled by Higher Job Postings and New Back-to-Office Announcements                                                           ●   RECENT ANNOUNCEMENTS OF OFFICE RE-OPENINGS AND HYBRID WORK PLANS BY LEADING TECH COMPANIES IS PROVIDING GREATER CLARITY TO EMPLOYEES IN ESSEX MARKETS, HELPING SUPPORT LEASING DEMAND GROWTH IN Q2 AND Q3 2021.                                                       ●   JOB POSTINGS BY LEADING TECH COMPANIES HEADQUARTERED IN ESSEX MARKETS HAVE ACCELERATED FOR EIGHT CONSECUTIVE MONTHS, RECENTLY SURPASSING THEIR PRE-COVID PEAKS AT OVER 30,000 OPEN POSITIONS                                                      Recent Tech Back-to-Office News in Essex Markets            Leading Tech Company Job Postings in Essex Markets                                            Company  HQ Status  Reopening Details  Reopening Details                         Soft Open  Plans “return to office-centric baseline” with “most back in the office by early fall”  Plans “return to office-centric baseline” with “most back in the office by early fall”                         Soft Open  Soft HQ reopening on March 29th, with full re-opening targeted for Labor Day  Soft HQ reopening on March 29th, with full re-opening targeted for Labor Day                         April  Soft Bay Area and Seattle re-openings in April; full U.S. return targeted for September 2021  Soft Bay Area and Seattle re-openings in April; full U.S. return targeted for September 2021                         September  Office-centric opening expected by Labor Day  Office-centric opening expected by Labor Day                         May  Phased re-openings in SF, Palo Alto, Irvine in May, increasing gradually from 20% to 75%  Phased re-openings in SF, Palo Alto, Irvine in May, increasing gradually from 20% to 75%                         May 10th  Rolling re-opening starting in May; WFH option until offices can reach 50% capacity  Rolling re-opening starting in May; WFH option until offices can reach 50% capacity                         Soft Open at 20%  March 29th soft opening of new Mission Bay (SF) HQ office  March 29th soft opening of new Mission Bay (SF) HQ office                                                              Source: Corporate job sites. Postings includes positions in California or Washington state at Amazon, Alphabet, Apple, Cisco, Facebook, HP, Intel, Microsoft, Oracle, and Salesforce.                Source: Press reports and company releases.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional informationS-17.1  E S S E X P R O P E R T Y T R U S T, I N C                              Recent Apartment Demand Growth in Essex Markets is Being Fueled by Higher Job Postings and New Back-to-Office Announcements                                                               ●   RECENT ANNOUNCEMENTS OF OFFICE RE-OPENINGS AND HYBRID WORK PLANS BY LEADING TECH COMPANIES IS PROVIDING GREATER CLARITY TO EMPLOYEES IN ESSEX MARKETS, HELPING SUPPORT LEASING DEMAND GROWTH IN Q2 AND Q3 2021.                                                           ●   JOB POSTINGS BY LEADING TECH COMPANIES HEADQUARTERED IN ESSEX MARKETS HAVE ACCELERATED FOR EIGHT CONSECUTIVE MONTHS, RECENTLY SURPASSING THEIR PRE-COVID PEAKS AT OVER 30,000 OPEN POSITIONS                                                          Recent Tech Back-to-Office News in Essex Markets              Leading Tech Company Job Postings in Essex Markets                                              Company  HQ Status  HQ Status  Reopening Details  Reopening Details                         Soft Open  Soft Open  Plans "return to office-centric baseline" with "most back in the office by early fall"  Plans "return to office-centric baseline" with "most back in the office by early fall"                         Soft Open  Soft Open  Soft HQ reopening on March 29th, with full re-opening targeted for Labor Day  Soft HQ reopening on March 29th, with full re-opening targeted for Labor Day                         April  April  Soft Bay Area and Seattle re-openings in April; full U.S. return targeted for September 2021  Soft Bay Area and Seattle re-openings in April; full U.S. return targeted for September 2021                         September  September  Office-centric opening expected by Labor Day  Office-centric opening expected by Labor Day                         Early May  May  Phased re-openings in SF, Palo Alto, Irvine in May, increasing gradually from 20% to 75%  Phased re-openings in SF, Palo Alto, Irvine in May, increasing gradually from 20% to 75%                         Early May  May 10th  Rolling re-opening starting in May; WFH option until offices can reach 50% capacity  Rolling re-opening starting in May; WFH option until offices can reach 50% capacity                         Soft Open  Soft Open at 20%  March 29th soft opening of new Mission Bay (SF) HQ office  March 29th soft opening of new Mission Bay (SF) HQ office                                                                  Source: Corporate job sites. Postings includes positions in California or Washington state at Amazon, Alphabet, Apple, Cisco, Facebook, HP, Intel, Microsoft, Oracle, and Salesforce.                Source: Press reports and company releases.
  See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional informationS-17.1  E S S E X P R O P E R T Y T R U S T, I N C                              Recent Apartment Demand Growth in Essex Markets is Being Fueled by Higher Job Postings and New Back-to-Office Announcements                                                               ●   RECENT ANNOUNCEMENTS OF OFFICE RE-OPENINGS AND HYBRID WORK PLANS BY LEADING TECH COMPANIES IS PROVIDING GREATER CLARITY TO EMPLOYEES IN ESSEX MARKETS, HELPING SUPPORT LEASING DEMAND GROWTH IN Q2 AND Q3 2021.                                                           ●   JOB POSTINGS BY LEADING TECH COMPANIES HEADQUARTERED IN ESSEX MARKETS HAVE ACCELERATED FOR EIGHT CONSECUTIVE MONTHS, RECENTLY SURPASSING THEIR PRE-COVID PEAKS AT OVER 30,000 OPEN POSITIONS                                                          Recent Tech Back-to-Office News in Essex Markets              Leading Tech Company Job Postings in Essex Markets                                              Company  HQ Status  HQ Status  Reopening Details  Reopening Details                         Soft Open  Soft Open  Plans "return to office-centric baseline" with "most back in the office by early fall"  Plans "return to office-centric baseline" with "most back in the office by early fall"                         Soft Open  Soft Open  Soft HQ reopening on March 29th, with full re-opening targeted for Labor Day  Soft HQ reopening on March 29th, with full re-opening targeted for Labor Day                         April  April  Soft Bay Area and Seattle re-openings in April; full U.S. return targeted for September 2021  Soft Bay Area and Seattle re-openings in April; full U.S. return targeted for September 2021                         September  September  Office-centric opening expected by Labor Day  Office-centric opening expected by Labor Day                         Early May  May  Phased re-openings in SF, Palo Alto, Irvine in May, increasing gradually from 20% to 75%  Phased re-openings in SF, Palo Alto, Irvine in May, increasing gradually from 20% to 75%                         Early May  May 10th  Rolling re-opening starting in May; WFH option until offices can reach 50% capacity  Rolling re-opening starting in May; WFH option until offices can reach 50% capacity                         Soft Open  Soft Open at 20%  March 29th soft opening of new Mission Bay (SF) HQ office  March 29th soft opening of new Mission Bay (SF) HQ office                                                                  Source: Corporate job sites. Postings includes positions in California or Washington state at Amazon, Alphabet, Apple, Cisco, Facebook, HP, Intel, M

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional informationS-17.1  E S S E X P R O P E R T Y T R U S T, I N C                              Recent Apartment Demand Growth in Essex Markets is Being Fueled by Higher Job Postings and New Back-to-Office Announcements                                                               ●   RECENT ANNOUNCEMENTS OF OFFICE RE-OPENINGS AND HYBRID WORK PLANS BY LEADING TECH COMPANIES IS PROVIDING GREATER CLARITY TO EMPLOYEES IN ESSEX MARKETS, HELPING SUPPORT LEASING DEMAND GROWTH IN Q2 AND Q3 2021.                                                           ●   JOB POSTINGS BY LEADING TECH COMPANIES HEADQUARTERED IN ESSEX MARKETS HAVE ACCELERATED FOR EIGHT CONSECUTIVE MONTHS, RECENTLY SURPASSING THEIR PRE-COVID PEAKS AT OVER 30,000 OPEN POSITIONS                                                          Recent Tech Back-to-Office News in Essex Markets              Leading Tech Company Job Postings in Essex Markets                                              Company  HQ Status  HQ Status  Reopening Details  Reopening Details                         Soft Open  Soft Open  Plans "return to office-centric baseline" with "most back in the office by early fall"  Plans "return to office-centric baseline" with "most back in the office by early fall"                         Soft Open  Soft Open  Soft HQ reopening on March 29th, with full re-opening targeted for Labor Day  Soft HQ reopening on March 29th, with full re-opening targeted for Labor Day                         April  April  Soft Bay Area and Seattle re-openings in April; full U.S. return targeted for September 2021  Soft Bay Area and Seattle re-openings in April; full U.S. return targeted for September 2021                         September  September  Office-centric opening expected by Labor Day  Office-centric opening expected by Labor Day                         Early May  May  Phased re-openings in SF, Palo Alto, Irvine in May, increasing gradually from 20% to 75%  Phased re-openings in SF, Palo Alto, Irvine in May, increasing gradually from 20% to 75%                         Early May  May 10th  Rolling re-opening starting in May; WFH option until offices can reach 50% capacity  Rolling re-opening starting in May; WFH option until offices can reach 50% capacity                         Soft Open  Soft Open at 20%  March 29th soft opening of new Mission Bay (SF) HQ office  March 29th soft opening of new Mission Bay (SF) HQ office                                                                  Source: Corporate job sites. Postings includes positions in California or Washington state at Amazon, Alphabet, Apple, Cisco, Facebook, HP, Intel, Microsoft, Oracle, and Salesforce.                Source: Press reports and company releases.

icrosoft, Oracle, and Salesforce.                Source: Press reports and company releases.

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts (“NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”)) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, “Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized,” presented on page S-6, in the section titled “Selected Credit Ratios,” and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company’s presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below (Dollars in thousands):
Three Months Ended March 31, 2021
Net income available to common stockholders	$168,444
Adjustments:
Net income attributable to noncontrolling interest	8,505
Interest expense, net (1)	48,805
Depreciation and amortization	128,587
Income tax provision	48
Gain on sale of real estate and land	(100,096)
Co-investment EBITDAre adjustments	21,294
EBITDAre	275,587

Gain on sale of marketable securities	(2,611)
Unrealized gains on marketable securities	(6,276)
Provision for credit losses	38
Equity income from non-core co-investment	(1,627)
Deferred tax expense on unrealized gain on unconsolidated co-investment	508
General and administrative and other, net	257
Insurance reimbursements and legal settlements, net	(182)
Income from early redemption of preferred equity investments	(3,513)
Expensed acquisition and investment related costs	15
Loss on early retirement of debt from unconsolidated co-investment	3
Loss on early retirement of debt, net	2,517
Adjusted EBITDAre	$264,716

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.1

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations (“FFO”) and Core FFO

FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled “Consolidated Funds From Operations”.

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled “Consolidated Operating Results”. Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

Three Months Ended March 31, 2021
Interest expense	$51,649
Adjustments:
Total return swap income	(2,844)
Interest expense, net	$48,805

Immediately Available Liquidity
The Company’s immediately available liquidity as of April 23, 2021, consisted of the following (Dollars in millions):
April 23, 2021
Unsecured credit facility - committed	$1,235
Balance outstanding	49
Undrawn portion of line of credit	$1,186
Cash, cash equivalents & marketable securities	166
Total liquidity	$1,352

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.2

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled “Selected Credit Ratios.” This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in “Adjusted EBITDAre Reconciliation” on page S-18.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below (Dollars in thousands):

Total consolidated debt, net	$6,096,709
Total debt from co-investments at pro rata share	986,574
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	43,860
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	4,419
Consolidated cash and cash equivalents-unrestricted	(103,442)
Pro rata co-investment cash and cash equivalents-unrestricted	(30,862)
Marketable securities	(211,544)
Net Indebtedness	$6,785,714

Adjusted EBITDAre, annualized (1)	$1,058,864
Other EBITDAre normalization adjustments, net, annualized (2)	(11,808)
Adjusted EBITDAre, normalized and annualized	$1,047,056

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	6.5

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Earnings from operations	$197,381	$130,837
Adjustments:
Corporate-level property management expenses	8,947	8,759
Depreciation and amortization	128,587	131,559
Management and other fees from affiliates	(2,249)	(2,617)
General and administrative	9,812	13,982
Expensed acquisition and investment related costs	15	87
Gain on sale of real estate and land	(100,096)	-
NOI	242,397	282,607
Less: Non-same property NOI	(22,416)	(31,834)
Same-Property NOI	$219,981	$250,773

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.3

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company’s unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company’s ability to expand or fully pursue its business strategies. The Company’s ability to comply with these covenants may be affected by changes in the Company’s operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company’s indebtedness, which could cause those and other obligations to become due and payable. If any of the Company’s indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see “Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings” in the Company’s annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”).

The ratios set forth on page S-6 in the section titled “Public Bond Covenants” are provided only to show the Company’s compliance with certain specified covenants that are contained in indentures related to the Company’s issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated March 1, 2021, filed by the Company as Exhibit 4.1 to the Company’s Form 8-K, filed on March 1, 2021. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company’s total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled “Selected Credit Ratios”. Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended March 31, 2021, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended March 31, 2021 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

Annualized Q1’21 (1)
NOI	$969,588
Adjustments:
NOI from real estate assets sold or held for sale	(7,323)
Other, net (2)	13,370
Adjusted Total NOI	975,635
Less: Encumbered NOI	(56,557)
Unencumbered NOI	$919,078

Encumbered NOI	$56,557
Unencumbered NOI	919,078
Adjusted Total NOI	$975,635

Unencumbered NOI to Adjusted Total NOI	94%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.4